Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

TEAMSTAFF, INC.

CONVERTIBLE DEBENTURE

No. 2011-02	July 28, 2011

U.S.$140,000.00

1.             Convertible Debenture.

This Convertible Debenture is one of a duly authorized series of Convertible Debentures (individually, the “Convertible Debenture” and collectively, the “Convertible Debentures”) of TeamStaff, Inc., a New Jersey corporation (the “Company”).  This Convertible Debenture is being issued in connection with a standby commitment given by certain purchasers to purchase from the Company up to $350,000 (“Total Commitment Amount”) in aggregate principal amount of Convertible Debentures pursuant to the Purchase Agreement. The Convertible Debentures are unsecured obligations of the Company and are (i) subordinated to (A) the Senior Credit Facility and (B) such other Indebtedness of the Company and its Subsidiaries as set forth on Schedule 2.2 to the Purchase Agreement (the “Senior Indebtedness”); and (ii) pari passu in right of payment to all other Indebtedness of the Company and its Subsidiaries which is unsecured and does not otherwise have priority over general unsecured creditors of the Company.

Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in Section 9 hereof.

2.             Principal and Interest.

(a)           The Company for value received, hereby promises to pay to WYNNEFIELD PARTNERS SMALL CAP VALUE, LP, or its registered assigns (the “Holder”), (i) the principal sum of ONE HUNDRED FORTY THOUSAND (U.S $140,000.00) on October 28, 2013 (the “Maturity Date”), subject to early redemption (if any), as provided in Section 5 below, and (ii) all accrued and unpaid interest thereon.  Interest is payable in cash on the Maturity Date and on the date of redemption (if any) at the then-current Conversion Rate.

(b)           This Convertible Debenture shall bear interest at the rate equal to the greater of (i) the prime rate, as reported in the Wall Street Journal and as in effect for such interest period, plus 5%;

or (ii) 10% per annum (the “Interest Rate”). Interest on this Convertible Debenture shall accrue quarterly and shall be computed for any full monthly period on the basis of a 360-day year of twelve (12) 30-day months, and for any period for less than a full quarterly period for which a particular Interest Rate is applicable, on the basis of the actual number of days elapsed over a 90-day fiscal quarter. The Interest Rate for each quarterly period during the term of the Convertible Debentures shall be determined independently in accordance with the first sentence of this Section 2(b). Interest shall cease to accrue with respect to any principal amount of Convertible Debentures that are converted.

(c)           Payment of the principal of (and premium, if any, on), and Interest on this Convertible Debenture shall be made upon the surrender of this Convertible Debenture to the Company, at its chief executive office (or such other office within the United States as shall be designated by the Company to the Holder hereof) (the “Designated Office”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Payment of principal (and premium, if any), Interest and all other amounts payable with respect to the Convertible Debentures shall be made by wire transfer in immediately available funds to the Holder; provided that if the Holder entitled thereto shall not have furnished wire instructions in writing to the Company on or prior to the third Business Day immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the Holder entitled thereto as such address shall appear on the signature page herewith.

3.             Conversion.

(a)           General.  The full principal amount of this Convertible Debenture may be converted into shares of Common Stock (“Conversion Shares”) at any time and from time to time prior to the Maturity Date and prior to the redemption (if any), upon no less than 15 days’ written notice by the Holder to the Company, all or a portion of the principal amount of outstanding Convertible Debentures at a conversion rate equal to $1.30 (the “Conversion Rate”). In calculating the number of Conversion Shares to be issued to the Holder, such number shall be rounded up or down to the nearest whole number. The Company shall not issue any fractional Conversion Shares under any circumstances, but shall pay to the Holder any cash amounts in respect of the value of any fractional Conversion Shares that may have been issuable in the absence of the aforementioned prohibition.

(b)           Number of Conversion Shares. The number of Conversion Shares issuable upon conversion of this Convertible Debenture shall be determined by dividing the principal amount of this Convertible Debenture, or the part of the principal amount to be converted, plus the accrued but unpaid interest, by the Conversion Rate in effect on the Conversion Date (as defined in subparagraph (c)(2) below).  To convert this Convertible Debenture, at any time and from time to time prior to the Maturity date and prior to redemption (if any), upon no less than 15 days’ written notice by the Holder to the Company, the Holder shall send by facsimile (or otherwise deliver) a copy of the fully executed conversion notice in the form attached as Exhibit A hereto (the “Conversion Notice”) to the Company and shall contain a completed schedule in the form of Schedule 1 to the Conversion Notice (as amended on each Conversion Date, the “Conversion Schedule”) reflecting the remaining principal amount of this Convertible Debenture and all accrued and unpaid interest thereon subsequent to the conversion at issue.  The Holder shall surrender or cause to be surrendered this Convertible Debenture, duly endorsed or assigned to the Company or in blank, as soon as practicable thereafter to the Company, and pay any transfer taxes or other applicable taxes or duties, if required.  The Company shall not be obligated to issue shares of Common Stock upon a conversion unless either this Convertible Debenture is delivered to the Company as provided above, or the Holder notifies the Company or the transfer agent for the Common Stock that this Convertible Debenture has been lost, stolen or destroyed and delivers the documentation to the Company required by Section 11(c)(3) hereof.

(c)           Issuance of Conversion Shares. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver to the Holder or its nominee that number of shares of Common Stock issuable upon conversion of the portion of this Convertible Debenture being converted.  If the Company’s transfer agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates for the Common Stock to be issued upon conversion of the Convertible Debenture or Convertible Debentures are not required to bear a legend and the Holder is not then required to return such certificate for the placement of a legend thereon and the Holder has provided the Company with information required by DTC relating to the DTC account of the Holder or such Holder’s nominee, the Company shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (such transfer, a “DTC Transfer”).  If the aforementioned conditions for a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Common Stock issuable upon conversion.  Further, even if the aforementioned conditions to a DTC Transfer are satisfied, the Holder may instruct the Company in writing to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(1)           The Holder is not entitled to any rights of a holder of Common Stock until this Convertible Debenture has been converted into Common Stock.

(2)           This Convertible Debenture shall be deemed to have been converted immediately prior to the close of business on the day that the Holders delivers notice to the Company in accordance with the foregoing provisions (such day, the “Conversion Date”), and at such time the rights of the Holder of this Convertible Debenture as the Holder hereof shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of this Convertible Debenture on any date that is not a Business Day shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding Business Day.

(3)           If the Holder converts more than one Convertible Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Convertible Debentures converted.

(4)           If the Holder elects to convert less than the entire aggregate principal amount outstanding of this Convertible Debenture, the Company shall issue to the Holder a new Convertible Debenture, duly executed by the Company, in form and substance identical to this Convertible Debenture surrendered by the Holder, for the balance of the aggregate principal amount of this Convertible Debenture that has not been so converted.

(d)          Adjustment of Conversion Rate.  The Conversion Rate will be subject to adjustments from time to time as follows:

(1)           In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the Conversion Record Date shall be reduced by multiplying such Conversion Rate by a fraction: (A) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date fixed for the determination of the holders entitled to such dividend or distribution; and (B) the denominator of which shall be the sum of such number of shares referred to in (A) above and the total number of shares constituting such dividend or other distribution. Such reduction in the Conversion Rate shall become effective immediately after the opening of business on the day following the Conversion Record Date.  If any dividend or distribution of the type described in this Section 3(d)(1) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that otherwise would then be in effect if such dividend or distribution had not been declared.

(2)           In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as applicable, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(3)           (A)          In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 3(d)(1) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 3(e) applies (such Capital Stock, evidences of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 3(d)(3) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Conversion Record Date with respect to such distribution by a fraction: (i) the numerator of which shall be the Fair Market Value of the Common Stock of the Company on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board resolution) on such date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Conversion Record Date); and (ii) the denominator of which shall be such Fair Market Value of the Common Stock of the Company on such date.

(B)           Such reduction in the Conversion Rate shall become effective immediately prior to the opening of business on the day following the Conversion Record Date.  However, in the event that the then fair market value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Fair Market Value on the Conversion Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder of this Convertible Debenture shall have the right to receive upon conversion hereof (or any portion hereof) the amount of Distributed Assets the Holder would have received had the Holder converted this Convertible Debenture (or portion hereof) immediately prior to such Conversion Record Date.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that otherwise would then be in effect if such dividend or distribution had not been declared.

(4)           Adjustment of Exercise Price upon Issuance of Common Stock, Options, Convertible Securities, Etc.

(A)          If prior to the Maturity Date (or any Conversion Date or Redemption Date, if applicable), the Company (i) issues or sells any Common Stock, Convertible

Securities, warrants, or Options or (ii) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the then-current Conversion Rate, then in each such case the Conversion Rate in effect immediately prior to such issue or sale date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Conversion Rate then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Conversion Rate and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale. Notwithstanding the foregoing, however, no adjustment hereunder shall be made with respect to an Exempt Issuance, as defined below.

(B)           For the purposes of the foregoing adjustment, in the case of the issuance of any Convertible Securities or Options, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities or Options shall be deemed to be outstanding at the initial conversion or exercise price applicable to such securities, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities or Options, and provided further that to the extent such Convertible Securities or Options expire or terminate unconverted or unexercised, then at such time the Conversion Rate shall be readjusted as if such portion of such Convertible Securities or Options had not been issued. For purposes of this Section 3(d)(4), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Rate shall be used. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

(C)           As used herein, “Exempt Issuance” means the issuance of (i) shares of Common Stock or Options or Convertible Securities to employees, officers, consultants or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (ii) Common Stock, Convertible Securities, warrants, or Options upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding as of the date of the Agreement, provided that such securities have not been amended since the date of the Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities; (iii) shares of Common Stock issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (iv) shares of Common Stock, Convertible Securities, warrants or Options in connection with transactions with lenders or other commercial partners, the terms of which are approved by the Board of Directors, in each case, the primary purpose of which is not to raise equity capital; (v) shares of Common Stock, Convertible Securities, warrants or Options issued pursuant to mergers, acquisitions, or asset sales approved by a majority of the disinterested directors of the Company, provided that any such issuance shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising equity capital; and (vi)  shares of Common Stock, Convertible Securities, warrants or Options issued pursuant to the Agreement or upon the exercise of the Commitment Warrants issued pursuant to the Agreement or upon the conversion of the Convertible Debentures issued pursuant to the Agreement.

(D)          For purposes hereof: (i) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock; (ii) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities; and (iii) “Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities or Options, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).

(5)           No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 3(d)(5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 3 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable.  No adjustment need be made for a change in the par value or no par value of the Common Stock.

(6)           Whenever the Conversion Rate is adjusted as provided in Section 3(d), the Company shall compute the adjusted Conversion Rate in accordance with Section 3(d) and shall prepare a certificate signed by an officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the Holder of this Convertible Debenture. For purposes of this Section 3(d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(7)           For purposes hereof:

(A)          “Conversion Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(B)           “Fair Market Value” shall mean the average of the daily Trading Prices per share of Common Stock (or such other security as specified herein) for the 10 consecutive Trading Days immediately prior to the date in question.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 3(d), such adjustments shall be made to the Fair Market Value as may be necessary or appropriate to effectuate the intent of this Section 3(d) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(e)           Adjustments for Reclassifications, Mergers, Sales of Assets and Other Business Combinations or Transactions. If any of following events occur: (1) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), as a result of which holders of Common Stock shall be entitled to receive Capital Stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; (2) any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as applicable, shall provide that this Convertible Debenture shall be convertible into the kind and amount of shares of capital stock and other securities or property or assets (including cash) that such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had this Convertible Debenture been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming the Holder, as a holder of Common Stock, did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance and that the rights of the Holder to convert this Convertible Debenture for adjustments thereafter shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.  The above provisions of this Section shall apply to successive or series of related reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

(f)            Notices of Proposed Adjustments. In case at any time after the date hereof:

(1)           the Company shall declare a dividend (or any other distribution) on its Common Stock that would result in an adjustment to the Conversion Rate pursuant to this Section 3;

(2)           there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(3)           there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be provided to the Holder of this Convertible Debenture, at least 10 days prior to the applicable record or effective date hereinafter specified, a notice stating: (A) the date on which a record is to be taken for the purpose of such dividend or distribution, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend or distribution are to be determined; or (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in Sections 3(f)(1) through 3(f)(3).

(g)           Availability of Conversion Shares.  The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Convertible Debenture, the full number of shares of Common Stock then issuable upon the conversion of this Convertible Debenture.  The Company covenants that all shares of Common Stock that may be issued upon conversion of this Convertible Debenture will upon issue be fully paid and nonassessable.

(h)           Taxes. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Common Stock upon conversion of this Convertible Debenture.  The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the Holder of this Convertible Debenture, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(i)            Registration Rights. The Holder shall be entitled to all of the rights and subject to all of the obligations regarding registration of the shares of Common Stock issuable upon the conversion of this Convertible Debenture as described in the Purchase Agreement.

4.             Conversion Limitation.  Without the approval of the Company’s stockholders, the Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) shall not have the right to convert this Convertible Debenture to the extent that such conversion would cause the Company to exceed the aggregate number of shares of Common Stock which the Company may issue or be deemed to have issued without breaching the Company’s obligations under the applicable rules and regulations of the Nasdaq Stock Market (including, without limitation, Nasdaq Listing Rule 5635(d)) and such other Trading Market on which the Company’s shares of Common Stock are then quoted or listed for trading.

5.             Redemption.  At any time and from time to time prior to the Maturity Date, upon no less than 30 days’ written notice by the Company to the Holder (the “Redemption Notice”), all or a portion of the then outstanding Convertible Debentures may be redeemed by payment of 120% of the principal amount thereof, plus the unpaid interest which has accrued on the principal of the outstanding Convertible Debentures at the end of such 30-day notice period (the “Redemption Amount”). The last day of such 30 day notice period shall be the “Redemption Date”. Within 15 days from the date of the Redemption Notice, the Holder may exercise the conversion feature of the Convertible Debentures that are the subject of the Redemption Notice, by providing written notice to the Company of such Holder’s intention to exercise such conversion feature. The Conversion Shares underlying such Convertible Debentures shall be issued by the Company on or prior to the 15th day following the date of the Holder’s notice of intention to exercise such conversion feature. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Redemption Notice through the date all amounts owing thereon are due and paid in full.

6.             Covenants of the Company.

(a)           Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on this Convertible Debenture, at the time and in the manner provided for herein.

(b)           Preservation of Business. Unless otherwise permitted herein, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the rights (charter and statutory) of the Company; provided, however, that the Company shall not be required to preserve any such right if (a) the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holder or (b) the Company shall no longer continue to have such right as a result of a good faith, arms-length transaction with a Person that is not an Affiliate of the Company.

(c)           Financial Information. From time to time while this Convertible Debenture remains outstanding, the Company shall furnish to the Holder, pursuant to the confidentiality provisions of the Purchase Agreement, twelve-month cash flow projections as and at the same time that such information is furnished to the Company’s Board of Directors or audit committee of the Board of Directors.

7.                                      Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           the Company defaults in the payment of the principal or premium, if any (a “Defaulted Payment”) on any of the Convertible Debentures when the same becomes due and payable at the Maturity Date, and such default continues for 15 days or longer;

(2)           the Company fails to perform or observe any other term, covenant or agreement contained in this Convertible Debenture or the Purchase Agreement, and the default continues for a period of 30 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the holders of at least a Majority in Interest of the outstanding Convertible Debentures;

(3)           any representation or warranty made or deemed made by or on behalf of the Company in or in connection with the Purchase Agreement or in the other agreements entered into in connection herewith, shall prove to have been incorrect in any material respect when made or deemed made;

(4)           the Company shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any grace or cure periods with respect thereto. As used herein, the term “Material Indebtedness” means Indebtedness (other than (i) the indebtedness incurred hereunder, (ii) pursuant to the Company’s Senior Credit Facility (defined below) and (iii) as described on Schedule 2.2 to the Purchase Agreement) in an aggregate principal amount exceeding $200,000;

(5)           an event of default has been declared by the lender with respect to the Company’s Senior Credit Facility and after giving effect to any grace or cure periods with respect thereto such event of default has not be cured or waived by such lender;

(6)           other than with respect to the items scheduled on Schedule 7(a)(6) hereof, a final judgment or judgments for the payment of money in excess of $100,000 in the aggregate

(exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment), shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(7)           there shall occur, without the consent of the Majority-in-Interest, any Change of Control;

(8)           the Company shall fail to timely file the periodic reports required to be filed by it under the Exchange Act, as amended, after giving effect to any extensions of such relevant time periods as provided for under the rules and regulations adopted by the U.S. Securities and Exchange Commission;

(9)           any proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law relating to the Company or to all or any material part of its properties is instituted against the Company without its consent and continues undismissed or unsteady for sixty (60) calendar days, or any order for relief is entered in any such proceeding or there is an entry by a court having competent jurisdiction of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or

(10)         the commencement by the Company of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the consent by the Company to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors.

(b)           Acceleration of Payment. If an Event of Default (other than an Event of Default specified in Section 7(a)(9) or 7(a)(10) hereof with respect to the Company) occurs and is continuing, the holders of at least a Majority in Interest of the Convertible Debentures, by written notice to the Company, may declare due and payable the principal and premium, if any, of this Convertible Debenture and all other outstanding Convertible Debentures, plus any accrued and unpaid interest to the date of payment.  Upon a declaration of acceleration, such principal and premium, if any, and accrued and unpaid interest, to the date of payment shall be immediately due and payable. If an Event of Default specified in Section 7(a)(9) or 7(a)(10) occurs with respect to the Company, the principal and premium, if any, and accrued and unpaid interest, on this Convertible Debenture shall become and be immediately due and payable, without any declaration or other act on the part of the Holder. The exercise of the rights of the Holders set forth in Sections 7(b) — (d), however, is subject to the Company’s obligations with respect to the Senior Indebtedness.

The holders of not less than a Majority in Interest of the principal of the outstanding Convertible Debentures may, on behalf of the holders of all of the Convertible Debentures, rescind and annul an acceleration and its consequences (including waiver of any defaults) if: (1) all existing Events of Default, other than the nonpayment of a Defaulted Payment on this Convertible Debenture and any of the other Convertible Debentures that have become due solely because of the acceleration, have been remedied, cured or waived, and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

(c)           Collections. If an Event of Default with respect to this Convertible Debenture occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the Defaulted Payment or interest due and payable on this Convertible Debenture or to enforce the performance of any provision of this Convertible Debenture.

(d)           Right to Receive Payment Upon Default. Notwithstanding any other provision in this Convertible Debenture, unless the Holder elects to convert this Convertible Debenture following any Event of Default, the Holder of this Convertible Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal and interest in respect of the Convertible Debentures held by the Holder, on or after the final Maturity Date, or to bring suit for the enforcement of any such payment on or after such date or the right to convert, and such rights shall not be impaired or affected adversely without the consent of the Holder.

(e)           No Exclusive Right or Remedy. Except as otherwise provided herein, no right or remedy conferred in this Convertible Debenture upon the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(f)            No Waiver of Right or Remedy. No delay or omission of the Holder of this Convertible Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Section 7 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

8.              Restrictions on Transfer.

(a)           This Convertible Debenture and the Common Stock issuable upon conversion of this Convertible Debenture have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction.  Neither this Convertible Debenture nor the Common Stock issuable upon conversion of this Convertible Debenture nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a “Transfer”) in the absence of such registration or unless (i) such transaction is exempt from, or not subject to, registration under the Securities Act or the securities laws of any state or other jurisdiction and (ii) is made in compliance with applicable federal and state statutory resale restrictions, if any.  The Holder by its acceptance of this Convertible Debenture or the Common Stock issuable upon conversion of this Convertible Debenture agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Convertible Debenture or any portion thereof or interest therein other than in a minimum denomination of $10,000 principal amount (or any integral multiple of $1,000 in excess thereof) and then (other than with respect to a Transfer pursuant to a registration statement that is effective at the time of such Transfer) only (a) to the Company, (b) to an Affiliate of the Holder, (c) to a person it reasonably believes to be an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or (d) pursuant to a transaction in compliance with Rule 144 or Rule 144A under the Securities Act, and in the case of (b), (c) and (d) above in which the transferor furnishes the Company with such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to  an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable.

(b)           The Holder acknowledges that the shares of Common Stock issuable upon conversion of this Convertible Debenture shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT (II) UNLESS SOLD OR TRANSFERRED TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

(c)           The Holder represents that it is an “accredited investor” within the meaning of Rule 501 of the Securities Act.  The Holder has been advised that this Convertible Debenture has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.  The Holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration.  The Holder has not been formed solely for the purpose of making this investment and is acquiring the Convertible Debenture for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.

(d)           The Company shall cooperate with the Holder and take all actions reasonably necessary to effectuate any Transfer of this Convertible Debenture by the Holder that is permitted under Section 8(a) above.

9.                                      Definitions.

Unless otherwise defined in this Convertible Debenture, the following capitalized terms shall have the following respective meanings when used herein. Other capitalized terms used in this Convertible Debenture that are not defined herein shall have the respective meanings ascribed to such terms as set forth in the Purchase Agreement:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Company or any authorized committee of the board of directors.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Change of Control” means if any Person or group of Persons acting in concert, other than the owners of more than 10% of outstanding securities of the Company as of Closing Date, having voting rights in the election of directors, shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 40% of the outstanding voting securities of the Company having voting rights in the election of directors.

“Commitment Warrants” means the aggregate of 53,846 warrants to purchase shares of Common Stock issued to Purchasers of Convertible Debentures upon execution of the Purchase Agreement, pro rata based on each such Purchaser’s maximum amount of the Total Commitment amount.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  However, subject to the provisions of Section 3(e) hereof, shares assumable on conversion of the Convertible Debentures shall include only shares of the class designated as Common Stock, par value $0.001 per share, of the Company at the date of execution of this Convertible Debenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so assumable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Convertible Debenture Register” means the register or other ledger maintained by the Company that records the record owners of the Convertible Debentures.

“Defaulted Payment” has the meaning set forth in Section 8 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Holder” means the person in whose name this Convertible Debenture is registered on the Convertible Debenture Register.

“Indebtedness” means, without duplication, with respect to any Person (the “subject Person”), all liabilities, obligations and indebtedness of the subject Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding purchases of property, product, merchandise and services in the ordinary course of business, but including (a) all obligations and liabilities of any Person secured by any lien on the subject Person’s property, even though the subject Person shall not have assumed or become liable for the payment thereof; (except unperfected liens incurred in the ordinary course of business and not in connection with the borrowing of money); provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Indebtedness only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP; (b) all capital lease obligations and other obligations or liabilities created or arising under any conditional sale or other title retention agreement with respect to property used or acquired by the subject Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Indebtedness only to the extent of the book value of such property as would be shown on a balance sheet of the subject Person prepared in accordance with GAAP; (c) all obligations and liabilities under guarantees; (d) the present value of lease payments due under synthetic leases; (e) all obligations and liabilities under any asset securitization or sale/leaseback transaction; and (f) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; provided, further, however, that in no event shall the term Indebtedness include the capital stock surplus, retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to (b) or (d) above), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

“Majority in Interest” has the meaning set forth in Section 11(d).

“Maturity Date” has the meaning set forth in Section 2 hereof.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” means the Debenture Purchase Agreement, dated as of June 1, 2011 among the Company and the initial holders of the Convertible Debentures.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Senior Credit Facility” means the secured credit facility entered into between TeamStaff Government Solutions, Inc. and Presidential Financial Corporation, as of July 29, 2010, as guaranteed by the Company in accordance with the terms of the Corporate Guaranty executed by the Company and as such facility may be amended or replaced from time to time.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Day” means: (1) if the applicable security is quoted on the Nasdaq Stock Market, a day on which the Nasdaq Stock Market is open for business; (2) if that security is listed on the New York Stock Exchange, a day on which trades may be made on the New York State Exchange; (3) if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq Stock Market, a day on which the principal U.S. securities exchange on which the securities are listed or the OTC Bulletin Board, if the Company’s securities are quoted thereon, is open for business; or (4) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Trading Price” of a security on any date of determination means: (1) the closing sales price as reported by the Nasdaq Stock Market on such date; (2) if such security is not so reported, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on such date; (3) if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported on the OTC Bulletin Board or in the composite transactions for the principal U.S. securities exchange on which such security is so listed; or (4) if such security is not so quoted, the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose, or as determined by the Board of Directors in good faith.

10.          Subordination. Holder agrees that this Convertible Debenture is subject to the terms and conditions of that certain subordination agreement dated as of June 1, 2011, among the Company, the original Holder, TeamStaff Government Solutions, Inc. and Presidential Financial Corporation. Any transferee of this Convertible Debenture, by acceptance of such transfer, agrees to assume, agree to and accept the terms of such Subordination Agreement.

11.                               Miscellaneous.

(a)           Payment. No provision of this Convertible Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Convertible Debenture at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Convertible Debenture as herein provided. This Convertible Debenture is issued upon the express condition, to which each successive holder expressly assents and by receiving the same agrees, that no recourse under or upon any obligation, covenant or agreement of the Convertible Debenture, or for the payment of the Principal of, or premium, if any, or the Interest on, the Convertible Debenture, or for any claim based on the Convertible Debenture, or otherwise in respect hereof, shall be had against any incorporator or any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, whether by virtue of the constitution, statute or rule of law or by any assessment or penalty or otherwise howsoever, all such individual liability being hereby expressly waived and released as a condition of and as a part of the consideration for the execution and issue of the Convertible Debenture.

(b)           Notice. The Company will give prompt written notice to the Holder of this Convertible Debenture of any change in the location of the Designated Office.  Any notice to the Company or to the holder of this Convertible Debenture shall be given in the manner set forth in the Purchase Agreement; provided that the Holder of this Convertible Debenture, if not a party to such Purchase Agreement, may specify alternative notice instructions to the Company.

(c)           Transfer.   (1)  The transfer of this Convertible Debenture is registrable on the Convertible Debenture Register upon surrender of this Convertible Debenture for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Convertible Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  Such Convertible Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.  Prior to due presentation of this Convertible Debenture for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Convertible Debenture is registered as the owner thereof for all purposes, whether or not this Convertible Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(2)           Upon presentation of this Convertible Debenture for registration of transfer at the Designated Office accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Convertible Debenture shall be transferred on the Convertible Debenture Register, and a new Convertible Debenture of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated.  Transfers and exchanges of Convertible Debentures shall be subject to such additional restrictions as are set forth in the legends on the Convertible Debentures and to such additional reasonable regulations as may be prescribed by the Company as specified in Section 8 hereof.  Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be Convertible Debentured on the Convertible Debenture register.

(3)           Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Convertible Debenture, and in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Company and upon surrender and cancellation of this Convertible Debenture, if mutilated, the Company will deliver a new Convertible Debenture of like tenor and dated as of such cancellation, in lieu of such Convertible Debenture.

(d)           Amendments; Waivers.  Neither this Convertible Debenture nor any term hereof may be amended or waived orally or in writing, except that any term of this Convertible Debenture and the other Convertible Debentures may be amended and the observance of any term of this Convertible Debenture and the other Convertible Debentures may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to all of the Convertible Debentures, upon the approval of the Company and the holders of fifty-one percent (51%) or more of the outstanding principal amount of all then outstanding Convertible Debentures (a “Majority in Interest”); provided, however, that any amendment that would (i) change the maturity of the principal of or any installment of interest on any of the Convertible Debentures, (ii) reduce the principal amount of, or any premium or interest on any Convertible Debenture, (iii) reduce the percentage in aggregate principal amount of Convertible Debentures outstanding necessary to modify or amend the Convertible Debentures or to waive any past default; or (iv) modify this Section 11(d) shall, in each case, require the approval of the holder of each Convertible Debenture to which such amendment shall apply. The Company may, without the consent of any holder of the Convertible Debentures, amend the Convertible Debentures for the purpose curing any ambiguity or correcting or supplementing any defective provision contained in the Convertible Debentures; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the holders of the Convertible Debentures in any material respect, or adding or modifying any other provisions with respect to matters or questions arising under the Convertible Debentures which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders of the Convertible Debentures.  The Company will not amend any provision of any other Convertible Debenture in a manner favorable to any holder thereof unless a similar amendment is made or offered with respect to all of the Convertible Debentures.

(e)           Governing Law. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(f)            Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Convertible Debenture and shall not affect the construction of, or be taken into consideration in interpreting, this Convertible Debenture.

(g)           Severability. If any provision of this Convertible Debenture is invalid, illegal or unenforceable, the balance of this Convertible Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  This Convertible Debenture is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder or any other Person to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay.  If by the terms of this Convertible Debenture, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Convertible Debenture shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Convertible Debenture.

(h)           Execution; Entirety. This Convertible Debenture may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Convertible Debenture by telecopy shall be effective as delivery of a manually executed counterpart of this Convertible Debenture. This Convertible Debenture constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed on the date first written above.

TEAMSTAFF, INC.

By:	/s/ Zachary C. Parker
Name: Zachary C. Parker
Title: Chief Executive Officer

EXHIBIT A

CONVERSION NOTICE

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and, if specified, interest under the Convertible Debenture (the “Convertible Debenture”) of TeamStaff, Inc. (the “Company”) due on October 28, 2013, into shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Convertible Debentures to be Converted:

$

Number of shares of Common Stock to be Issued:

Applicable Conversion Rate:

Signature:

Name:

Address:

Schedule 1

CONVERSION SCHEDULE

Convertible Debentures due on October 28, 2013, in the aggregate principal amount of $140,000 issued by TeamStaff, Inc. This Conversion Schedule reflects conversions made under Section 3 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

Schedule 7(a)(6)

An Event of Default of this Convertible Debenture shall not include judgments which may be rendered against the Company with respect to:

(a) the holders of promissory notes in the aggregate principal amount of $1,500,000 issued by the Company to the former of owners of RS Staffing Services, Inc.; and

(b) the Company’s obligations to its former landlord in Clearwater, Florida.